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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of WellPoint Health Networks Inc. Amendment No. 1 to Form S-4 (File No. 333-64955) of our report dated February 2, 1998, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. We also consent to the reference to our firm under the caption "Experts."





                                       /s/ PricewaterhouseCoopers LLP


Los Angeles, California
November 2, 1998